Exhibit 5.2

March 10, 2006
Equity One, Inc.
1600 N.E. Miami Gardens Drive
North Miami Beach, Florida 33179

Re:	Equity One, Inc. Registration Statement on Form S-3
Ladies and Gentlemen:
          We have acted as counsel for Equity One, Inc., a Maryland corporation (the “Company”), and certain of its subsidiaries (the “Guarantors”) in connection with the public offering by the Company of $125,000,000 aggregate principal amount of it’s 6.00% Senior Notes due 2016 (the “Notes”) unconditionally guaranteed as to the payment of principal and interest (each a “Guaranty,” and collectively the “Guarantees,” and, collectively with the Notes, the “Securities”) by the Guarantors pursuant to Supplemental Indenture No. 9 dated as of the date hereof (the “Supplemental Indenture”) to the Indenture dated as of September 9, 1998 (as amended and supplemented through the date hereof, including without limitation pursuant to the Supplemental Indenture, the “Indenture”). The Securities are being issued pursuant to the registration statement on Form S-3 (File No. 333-132227) filed by the Company and the Guarantors, under the Securities Act of 1933, as amended (the “Act”), as it became effective under the Act (the “Registration Statement”), including the base prospectus dated March 6, 2006 included in the Registration Statement (the “Base Prospectus”) which pursuant to Form S-3 incorporates by reference or is deemed to incorporate by reference documents filed as of the date hereof under the Securities Exchange Act of 1934, as amended, the preliminary prospectus supplement dated March 7, 2006, filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Act (the “Preliminary Prospectus”), the free writing prospectus dated March 7, 2006, filed by the Company pursuant to Rule 433 of the rules and regulations of the Commission under the Act (the “Free Writing Prospectus”) and the prospectus supplement dated March 8, 2006, filed by the Company pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act the “Final Prospectus”).
     In connection with our representation of the Company and the Guarantors, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:
          1. the Registration Statement;
          2. the Base Prospectus;

          3. the Preliminary Prospectus;
          4. the Free Writing Prospectus;
          5. the Final Prospectus and
          6. the Indenture.
     We have also examined the originals, or duplicates or certified or conformed copies, of such other records, agreements, instruments and other documents and have made such other investigation as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied without independent investigation as to the accuracy of such documents, records and instruments upon certificates of public officials and of officers and representatives of the Company or the Guarantors.
     In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.
     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
     1. Assuming the due authorization and execution of the Notes by the Company, when issued and delivered by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Certificate of Authentication by the Trustee), and delivered to, and paid for by, the purchasers, such Notes will constitute valid and legally binding obligations of the Company; and
     2. Assuming the due authorization, execution and delivery of the Guarantees by each Guarantor (other than those Guarantors organized under the laws of the States of Delaware, Florida, Georgia, and Massachusetts), each Guarantee constitutes a valid and legally binding obligation of such Guarantor.
     The opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) the discretion of the court before which any proceeding therefor may be brought and (iv) to the extent required by any jurisdiction in which the Securities are being executed in, the payment of any documentary stamp taxes that may be due in connection therewith. The opinions set forth above are also subject to the qualification that certain provisions of the Indenture or the Securities in whole or in part, may not be enforceable, although the inclusion of such provisions does not render such instruments invalid, and such instruments and the laws of the State of Georgia contain adequate remedial provisions for the practical realization of the rights and benefits afforded thereby.

     We express no opinion with respect to:
     (A) the effect of any provision of the Indenture or the Securities which is intended to permit modification or waiver thereof only by means of an agreement signed in writing by the parties thereto;
     (B) the effect of any provision of the Indenture or the Securities imposing penalties or forfeitures or any late charges, prepayment penalties, default interest or other similar provisions which may be deemed to constitute penalties;
     (C) the enforceability of any provision of any of the Indenture or the Securities to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations;
     (D) the effect of waivers of applicable statutes of limitations;
     (E) the enforceability of any provision of the Indenture regarding the severability of clauses or provisions of that document;
     (F) the effect of any provision of the Indenture or the Securities relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or negligence of the indemnified or exculpated person or the person receiving contribution; and
     (G) the enforceability of the provisions of the Indenture or the Securities (i) restricting access to legal or equitable remedies, (ii) purporting to waive or affect any rights to notices, (iii) allowing any party to declare indebtedness due and payable without notice (as some courts have held that acceleration may not be made except by an unequivocal act of the holder evidencing acceleration, which may include notice to the debtor), (iv) covenanting to take action the taking of which is discretionary with or subject to the approval of a third party or which is otherwise subject to contingencies the fulfillment of which are not within the control of the parties so covenanting, (v) providing for nonjudicial foreclosure, (vi) providing for specific performance and appointment of a receiver, (vii) providing that the Trustee’s or any holder of Securities failure to exercise any right, remedy or option under the documents shall not operate as a waiver, or (viii) purporting to establish evidentiary standards for suit or proceedings to enforce said documents.
     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
     This opinion is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.
     We do not express any opinion herein concerning any law other than the laws of the States of Florida, Georgia, Massachusetts, the federal law of the United States, the Delaware General Corporation Law and the Delaware Limited Liability Company Law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours, Greenberg Traurig, LLP
/s/ Greenberg Traurig, LLP

Greenberg Traurig, P.A. By: /s/ Ira N. Rosner _____________________________________

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